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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-68530, 333-68540, 333-30374 and
333-101031) and in the Registration Statements on Form S-3 (File Nos. 333-70078 and 333-100051) of eLoyalty Corporation of our report dated January 30, 2003, except for Note 19, as to which the date is February 14, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Chicago, Illinois
March 20, 2003